--------------------------------------------------------------------------------
                              ACQUISITION AGREEMENT
--------------------------------------------------------------------------------





                            DATED AS OF MARCH 4, 2004


                                      AMONG


               E-SAP PROJECT MANAGEMENT AND CONSULTING (PTY), LTD.


                                       AND


                             MAXIMUM DYNAMICS, INC.












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                                  CONFIDENTIAL

The information contained herein is confidential and is intended only for the person or entity to which it is issued. This information may not be reproduced, distributed, or used for any other purpose without the express written consent of Maximum Dynamics, Inc. and must be returned upon demand.

--------------------------------------------------------------------------------

         This ACQUISITION AGREEMENT ("Agreement") is entered into this 4th day of March, 2004 (the "Effective Date") by and between MAXIMUM DYNAMICS INC., a Colorado corporation (hereinafter referred to as "Maximum" or "Buyer") and E-SAP Project Management and Consulting (Pty), Ltd., a South African company (hereinafter referred to as "E-SAP" or "Seller").

         WHEREAS, each of the Boards of Directors of the Buyer and Seller has approved this Agreement and the transactions contemplated hereby;

         WHEREAS, Buyer is purchasing shares from Seller, which collectively shall represent twenty percent (20%) of the Seller's common stock; and

         WHEREAS, simultaneously with the execution of this Agreement, the Buyer and Seller are also entering into a strategic relationship in which, among other things, the Buyer and Seller will co-develop and co-promote technology solutions in Africa and other mutually agreed upon territories.

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE 1
                                    ---------

                                   DEFINITIONS
                                   -----------

         Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "CONTROL" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

         "BUSINESS DAY" means a day other than Saturday, Sunday or other day on which commercial banks in South Africa are authorized or required by law to close.

         "CLOSING" means the number of Shares that are validly tendered and not withdrawn at the time of acceptance for payment to the Seller. The number of shares is equal to or greater than the Maximum Number and is accepted by the Seller as payment on or before the expiration of the Offer.

         "CONFIDENTIALITY AGREEMENT" means the letter agreement signed prior to this agreement between the Buyer and Seller.

         "INTELLECTUAL PROPERTY RIGHT" means any patent, patent right, trademark, trademark right, trade name, trade name right, service mark, service mark right, copyright and other proprietary intellectual property right.

         "ISSUED SHARES" means any additional issued shares as the case may be.

         "KNOWLEDGE" of the Buyer or Seller shall mean the knowledge, after reasonable inquiry, of Eric Majors, Joshua Wolcott, Paul Stabnow, Dr. Joseph Ndese, Dr. Silvan G. Chetty, Ms Jane Ndlovo, and Ms. Natalia Donskaia.

         "MATERIAL ADVERSE EFFECT" means, (A) with respect to the Buyer, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations or prospects of the Buyer, except any such effect resulting from or arising in connection with (i) this Agreement or the transactions contemplated hereby or the announcement hereof, (ii) changes, circumstances or conditions (including changes in applicable laws, rules and regulations) affecting the software industry in general, or (iii) changes in general economic conditions or financial markets, and (B) with respect to Seller, a material impairment of the ability of Seller to perform its obligations under or consummate the transactions contemplated by this Agreement.

         "1933 ACT" means the Securities Act of 1933.

         "1934 ACT" means the Securities Exchange Act of 1934.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PIGGY BACK RIGHTS" means shares of Maximum Dynamics, Inc. issued as payment for the acquisition are entitled to be included in the next registration statement filed with the SEC to become registered (free-trading) shares.

         "SEC" means the Securities and Exchange Commission.

         "SHARE ISSUANCE" means any additional share issuance as the case may be.

         "SHARES" means the shares of common stock, no par value, of the Buyer.

         "SOUTH AFRICAN LAW" means the General Corporation Law of South Africa.

         "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

         "TERMINATION DATE" means May 4, 2004; PROVIDED that if on or before May 4, 2004, Seller has not accepted for payment Shares validly tendered and not withdrawn pursuant to the Offer.

         "THIRD PARTY CHANGE OF CONTROL OFFER" means a bona fide public offer or proposal by any Person (other than Buyer and its Affiliates) to acquire beneficial ownership of more than 20% of the outstanding Shares.

         Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

                                    ARTICLE 2
                                    ---------

                                    THE OFFER
                                    ---------

SECTION 2.01. THE OFFER. (a) As promptly as practicable after the date hereof, but in no event later than ten Business Days after the date hereof, Buyer shall commence an offer (the "OFFER") to purchase the number of shares required to equal twenty percent (20%) of the outstanding shares of Seller (such number of Shares, the "MAXIMUM NUMBER"). Buyer shall pay for the purchase of Shares with the issuance of two million (2,000,000) shares of its Common Stock (the "ACQUISITION"). The initial expiration date of the Offer shall be the twentieth Business Day following the commencement of the Offer (determined under Rule 14d-1(g)(3) promulgated under the 1934 Act). Seller shall extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable law. Buyer or Seller may extend the Offer from time to time until such conditions are satisfied or waived; PROVIDED that (i) each such extension of the Offer shall be for a period of not more than ten Business Days, and (ii) Buyer shall not, without the prior written consent of the Seller, extend the Offer beyond the Termination Date. Buyer and Seller also agree to share resources, contribute human capital for specific projects, and share revenues based on the schedule as set forth in Exhibit A.

         (b) As soon as practicable on the date of CLOSING, Buyer and Seller shall file with the SEC all required filings with respect to the Offer and resulting transaction. Buyer and Seller each agrees promptly to correct any information provided by it for use in the filings if and to the extent that such information shall have become false or misleading in any material respect. Buyer and Seller shall provide each other and respective counsels with any comments or other communications, whether written or oral, that may be received from time to time from the SEC or its staff with respect to the Acquisition promptly after receipt of such comments or other communications.

         (c) The Seller is aware that there are substantial restrictions on the transferability of the Payment Shares of Maximum Dynamics, Inc. being issued as payment for the Shares. As the Payment Shares have not been registered pursuant to the provisions of the Act, because of the exemption specified by the provision of Regulation S, the Payment Shares are "restricted securities" and cannot be transferred, assigned, sold, or otherwise conveyed in the United States of America for a period of one year following the date of issuance of the Payment Shares. In that regard, the Seller shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Payment Shares in any manner which would violate the provisions of Regulation S or eliminate the availability to the Company of its exemption from registration requirements, which exemption is specified by the provisions of Regulation S. The Seller is aware that they shall be responsible for compliance with all conditions on transfer imposed by the provisions of Regulation S and for any expenses incurred by the Company for legal and accounting services in connection with reviewing such a proposed transfer and issuing opinions in connection therewith.

         (d) The Seller shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Payment Shares in any manner which would violate the provisions of Regulation S or eliminate the availability to the Company of its exemption from registration requirements, which exemption is specified by the provisions of Regulation S.
                  (i) Compliance with Regulation S. The Seller is aware that the following restrictions and limitations are applicable to his or her purchase and any sale, transfer, assignment, pledge, hypothecation or other disposition of the Payment Shares, or any portion thereof, pursuant to Regulation S.
                  (ii) The Seller agrees that the Payment Shares shall not be sold, pledged, hypothecated or otherwise disposed of, unless in compliance with the provisions of Regulation S.
                  (iii) A legend in substantially the following form has been or will be placed on any certificate(s) representing and evidencing the Payment Shares:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY HIS OR HER ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT HE OR SHE IS NOT A U.S. PERSON AND IS ACQUIRING THOSE SECURITIES IN AN OFFSHORE TRANSACTION, (2) AGREES THAT HE OR SHE WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THOSE SECURITIES RESELL OR OTHERWISE TRANSFER THOSE SECURITIES EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 PURSUANT TO THE SECURITIES ACT, OR (C) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION PURSUANT TO THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT HE OR SHE WILL GIVE TO EACH PERSON TO WHOM THOSE SECURITIES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THOSE SECURITIES WITHIN ONE YEAR AFTER ORIGINAL ISSUANCE OF THOSE SECURITIES, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S PURSUANT TO THE SECURITIES ACT. THOSE SECURITIES MAY NOT BE HEDGED (SOLD IN SHORT SELLING TRANSACTION) EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF THE SECURITIES ACT.

         (e) Stop transfer instructions to the transfer agent of the Company have been or will be placed with respect to the no par value common stock of the Company so as to restrict the sale, transfer, pledge, hypothecation or other disposition thereof, subject to the further times hereof, including the provisions of the legend set forth in subparagraph above.

         (f) During the term of restriction of such common stock, the legend and stop transfer instructions described in paragraph (d), subparagraph (iii) above will be placed on any new certificate(s) or other documents for transfer.

         (g) Shares of Buyer that are issued as payment for the Acquisition as set forth above shall carry Piggy Back Rights, and as such, shall be registered in the next registration statement filed with the SEC to become registered, free trading shares.

         SECTION 2.02. BUYER ACTION. (a) The Buyer hereby approves of and consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has resolved to recommend the Offer. The Seller hereby approves of and consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has resolved to recommend acceptance of the Offer by the holders of Shares.

         SECTION 2.03. BUYER DISCLOSURE DOCUMENTS. The Buyer agrees that each document required to be filed by the Buyer with the SEC or required to be distributed or otherwise disseminated by the Buyer to the Buyer's stockholders in connection with the transactions contemplated by this Agreement (the "COMPANY DISCLOSURE DOCUMENTS"), and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the 1934 Act.

         SECTION 2.04. SELLER DISCLOSURE DOCUMENTS. Seller agrees that the information that it furnishes to the Buyer in writing specifically for use in any Buyer Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at the time of the filing of such Buyer Disclosure Document or any supplement or amendment thereto, at the time of any distribution or dissemination thereof and at the time of the consummation of the Offer.

         SECTION 2.05. ANTIDILUTION ADJUSTMENTS. The number and kind of securities purchased by the Buyer pursuant to this Agreement are subject to adjustment from time to time as provided in this section. (a) In the event that the Seller shall at any time after this Agreement is consummated (i) declare and pay a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue, change, or alter any of its shares of capital stock in a reclassification or recapitalization (including any such reclassification in connection with a consolidation or merger in which the Seller is the continuing or surviving Person), in each such case, the number and kind of shares of capital stock issuable upon exercise of any of the above shall be proportionately adjusted so that the Buyer shall be entitled to receive the aggregate number and kind of shares of Common Stock so that Buyer maintains its twenty percent (20%) ownership of Seller. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

         SECTION 2.06. APPOINTMENT TO E-SAP BOARD OF DIRECTORS. Buyer shall nominate one individual to serve on the Board of Directors. Buyer's appointed members to the Board of Directors of E-SAP shall serve in accordance with the Bylaws of E-SAP and be held in accordance with the laws of South Africa.

         SECTION 2.07. UNWIND PROVISION. The Acquisition shall contain an "UNWIND PROVISION" whereby Seller or Buyer may take the necessary actions to cancel the acquisition and return each entity to its status and structure prior to the acquisition. Terms of the Unwind Provision are set forth as follows:

         (a) E-SAP shall have the option to exercise the Unwind Provision should any of the following occur: (i) Buyer does not issue the 2,000,000 shares of its Common Stock as payment for the Shares; or (ii) within twelve months of the signing of this Agreement, a receiver or other liquidating officer is appointed for substantially all of the assets or business of Buyer, or if Buyer makes an assignment for the benefit of creditors, or Buyer becomes insolvent or bankrupt or enters into reorganization proceedings.

         (b) Buyer shall have the option to exercise the Unwind Provision should any of the following occur: (i) Seller does not transfer the Shares upon receipt of payment from Buyer; or (ii) within twelve months of the signing of this Agreement, a receiver or other liquidating officer is appointed for substantially all of the assets or business of Buyer, or if Buyer makes an assignment for the benefit of creditors, or Buyer becomes insolvent or bankrupt or enters into reorganization proceedings.

         (c) Should any of the conditions as set for in Section 2.07(a) or 2.07(b) be met and the Buyer or Seller exercises the Unwind Provision and the parties do not otherwise agree to modification of terms or extension of time periods or resolve the matter, then upon receipt by written notice of Unwind from the party exercising the provision the following shall occur: (i) Buyer's appointment(s) to the Board of Directors of E-SAP and any appointed management shall all resign; (ii) the 2,000,000 shares of Buyer issued as Payment for the Shares shall be cancelled and returned to Buyer's treasury; (iii) the Shares shall be cancelled and reissued to Seller; and (iv) the agreement shall be deemed null and void.

                                    ARTICLE 3
                                    ---------

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         The Buyer represents and warrants to Seller as follows:

         SECTION 3.01. CORPORATE EXISTENCE AND POWER. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Buyer. The Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Buyer or materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement.

         SECTION 3.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby are within the Buyer's corporate powers and have been duly authorized by all necessary corporate action on the part of the Buyer. The Buyer has duly executed and delivered this Agreement and this constitutes a valid and binding agreement of the Buyer.

         SECTION 3.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby require no action, consent, approval, authorization, permit or order by or in respect of, or filing, declaration or registration with, any governmental authority or agency in the United States or any state thereof, other than (i) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities or takeover laws,
(ii) compliance with the rules and regulations of the National Association of Securities Dealers and the Nasdaq National Market, and (iii) any actions or filings the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Buyer or materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement.

         SECTION 3.04. NON-CONTRAVENTION. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Buyer, (ii) assuming compliance with the matters referred to in Section 3.03, contravene, conflict with, or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, or (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Buyer is entitled under any provision of any agreement or other instrument binding upon the Buyer or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Buyer except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes or losses referred to in clause (iii) that would not have, individually or in the aggregate, a Material Adverse Effect on the Buyer or materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement.

         SECTION 3.05. CAPITALIZATION. (a) The authorized capital stock of the Buyer consists of 200,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, no par value per share. As of March 4, 2004, there were outstanding (i) 76,233,854 Shares, (ii) no shares of preferred stock, and (iii) no options or warrants issued or outstanding. All outstanding shares of capital stock of the Buyer have been duly authorized and validly issued and are fully paid and nonassessable.

         (b) No outstanding shares of capital stock of the Buyer have been issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Colorado Law, the certificate of incorporation or by-laws of the Buyer or any contract to which the Buyer is bound, except for such violations which would not have, individually or in the aggregate, a Material Adverse Effect on the Buyer.

         SECTION 3.06. SEC FILINGS. (a) The Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by the Buyer with the SEC between February 25, 2002 and the date of this Agreement (the "COMPANY SEC DOCUMENTS"). As of its filing date, each Buyer SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Document.

         (b) As of its filing date, each Buyer SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 3.07. FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Buyer included in the Buyer SEC Documents fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Buyer as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

         SECTION 3.08. NO UNDISCLOSED MATERIAL LIABILITIES. The Buyer has no other liabilities or obligations of any nature required by GAAP to be set forth on a consolidated balance sheet of the Buyer or in the notes thereto, other than:

         (a) liabilities or obligations disclosed in the Buyer SEC Documents;

         (b) liabilities and obligations incurred in the ordinary course of business since inception; and

         (c) liabilities or obligations that would not have, individually or in the aggregate, a Material Adverse Effect on the Buyer.

         SECTION 3.09. COMPLIANCE WITH LAWS. The Buyer is in compliance with and, to the knowledge of the Buyer, have not been charged with or given written notice of any violation of, any applicable laws, except for failures to comply or violations that would not have, individually or in the aggregate, a Material Adverse Effect on the Buyer or materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement.

         SECTION 3.10. LITIGATION. There is no action, suit or proceeding pending against or, to the knowledge of the Buyer, threatened against or affecting, the Buyer that would have, individually or in the aggregate, a Material Adverse Effect on the Buyer, nor is there any judgment outstanding against the Buyer or any Subsidiary of the Buyer that would have a Material Adverse Effect on the Buyer or materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement.

         SECTION 3.11. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Buyer SEC Documents, from February 25, 2002 to the date of this Agreement, the business of the Buyer has been conducted in the ordinary course and during such period there has not been any event, effect or development that has had, individually or in the aggregate, a Material Adverse Effect on the Buyer or would materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement.

         SECTION 3.12. INTELLECTUAL PROPERTY. Except as disclosed in the Buyer SEC Documents, no claims are pending or, to the knowledge of the Buyer, threatened that the Buyer is infringing or otherwise adversely affecting the rights of any Person with respect to any Intellectual Property Right, except for such claims that would not have, individually or in the aggregate, a Material Adverse Effect on the Buyer or would not materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement.

         SECTION 3.13. ISSUED SHARES. When issued to Seller pursuant to the terms of this Agreement, the Issued Shares will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of encumbrances or liens of any kind, other than restrictions imposed by applicable securities laws.


                                    ARTICLE 4
                                    ---------

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         The Seller represents and warrants to Buyer as follows:

         SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of South Africa and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Seller. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Seller or materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement.

         (a) Seller hereby certifies that E-SAP is not in violation of its Certificate of Incorporation or Bylaws, nor is E-SAP (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on E-SAP, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on E-SAP.

         SECTION 4.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby and thereby are within the Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of the Seller. The Seller has duly executed and delivered each of this Agreement, and this Agreement constitutes a valid and binding agreement of the Seller.

         SECTION 4.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby require no action, consent, approval, authorization, permit or order by or in respect of, or filing, declaration or registration with, any governmental authority or agency in the United States or South Africa or any country thereof, other than (i) compliance with any applicable securities requirements in South Africa, and (ii) any actions or filings the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Seller or materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement.

         SECTION 4.04. NON-CONTRAVENTION. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Seller, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with, or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, or (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Seller is entitled under any provision of any agreement or other instrument binding upon the Seller or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Seller except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes or losses referred to in clause (iii) that would not have, individually or in the aggregate, a Material Adverse Effect on the Seller or materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement.

         SECTION 4.05. CAPITALIZATION. The Seller hereby warrants that:

         (a) The authorized capital stock of the Seller consists of _________ shares of common stock, no par value. As of March 4, 2004, there were outstanding (i) ________ Shares, and (ii) _____ options or warrants issued or outstanding. All outstanding shares of capital stock of the Seller have been duly authorized and validly issued and are fully paid and nonassessable;

         (b) No outstanding shares of capital stock of the Seller have been issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the laws of South Africa, the certificate of incorporation or by-laws of the Seller or any contract to which the Seller is bound, except for such violations which would not have, individually or in the aggregate, a Material Adverse Effect on the Seller.
         (c) The __________ shares of common stock being purchased from the Seller are clear of any security interests, liens, claims or other encumbrances, and is not subject to restrictions upon transfer under securities laws; has been, or will be, duly and validly authorized and on the date of issuance and on the Closing Date, as hereinafter defined, and the Common Stock will be duly and validly issued, fully paid and nonassessable; will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of E-SAP; and will not subject the holders thereof to personal liability by reason of being such holders.
         (a) There are no outstanding agreements or preemptive or similar rights affecting the Seller's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of E-SAP or other equity interest in E-SAP.

         SECTION 4.06. FINANCIAL STATEMENTS. The audited financial statements and unaudited consolidated interim financial statements of the Seller fairly present the consolidated financial position of the Seller as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

         SECTION 4.07. NO UNDISCLOSED MATERIAL LIABILITIES. The Seller has no other liabilities or obligations of any nature, other than:

         (a) liabilities or obligations disclosed in the materials submitted to Buyer;

         (b) liabilities and obligations incurred in the ordinary course of business since inception; and

         (c) liabilities or obligations that would not have, individually or in the aggregate, a Material Adverse Effect on the Seller.

         SECTION 4.08. COMPLIANCE WITH LAWS. The Seller is in compliance with and, to the knowledge of the Seller, has not been charged with or given written notice of any violation of, any applicable laws, except for failures to comply or violations that would not have, individually or in the aggregate, a Material Adverse Effect on the Seller or materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement.

         SECTION 4.09. LITIGATION. There is no action, suit or proceeding pending against or, to the knowledge of the Seller, threatened against or affecting, the Seller that would have, individually or in the aggregate, a Material Adverse Effect on the Seller, nor is there any judgment outstanding against the Seller or any Subsidiary of the Seller that would have a Material Adverse Effect on the Seller or materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement.

         SECTION 4.10. ABSENCE OF CERTAIN CHANGES. The business of the Seller has been conducted in the ordinary course since inception and there has not been any event, effect or development that has had, individually or in the aggregate, a Material Adverse Effect on the Seller or would materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement.

         SECTION 4.11. INTELLECTUAL PROPERTY. No claims are pending or, to the knowledge of the Seller, threatened that the Seller is infringing or otherwise adversely affecting the rights of any Person with respect to any Intellectual Property Right, except for such claims that would not have, individually or in the aggregate, a Material Adverse Effect on the Seller or would not materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement.

         SECTION 4.12. NO OWNERSHIP OF SHARES. Seller nor any of its Affiliates directly or indirectly beneficially owns any Shares of Buyer.

         SECTION 4.13. NO VIOLATION OR CONFLICT. Neither the sale of the Shares nor the performance of its obligations under this Agreement entered into by the Seller will:

         (a) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under the certificate of incorporation, charter or bylaws of E-SAP;

         (b) to the Seller's knowledge, violate, conflict with, result in a breach of, or constitute a default of any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Shares being purchased in this Agreement;

         (c) violate, conflict with, result in a breach of, or constitute a default of any terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which E-SAP is a party, by which the Seller or E-SAP is bound, or to which any of the properties of E-SAP or the Seller is subject;

         (d) result in the creation or imposition of any lien, charge or encumbrance upon the Securities being offered in this Agreement.

         Section 4.14. No Stop Transfer. E-SAP will not issue any stop transfer order or other order impeding the sale and delivery of the Common Stock, except as may be required by federal securities laws.

         Section 4.15. Correctness of Representations. The Seller represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, will be true and correct as of the Closing Date, and, unless the Seller otherwise notifies the Purchaser prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.


                                    ARTICLE 5
                                    ---------

                             COVENANTS OF THE SELLER

         The Seller agrees that:

         SECTION 5.01. CONDUCT OF THE SELLER. From the date hereof until the Closing, the Seller will not take any Prohibited Action without the consent of Buyer.

         SECTION 5.02. NO SOLICITATION. The Seller shall not, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of the Seller to, directly or indirectly, solicit, initiate or encourage the submission of, any Third-Party Change of Control Offer.


                                    ARTICLE 6
                                    ---------

                             COVENANTS OF THE BUYER

         The Buyer agrees that:

         SECTION 6.01. REASONABLE BEST EFFORTS. (a) Subject to the terms and conditions of this Agreement, the Buyer will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement including, without limitation, using its reasonable best efforts to cause the conditions to the Offer to be satisfied as soon as reasonably possible and, subject to the terms and conditions of this Agreement, consummating the Offer as soon as possible after such conditions are satisfied or waived.

         SECTION 6.02. CERTAIN FILINGS. The Buyer shall cooperate with in connection with the preparation of the Company Disclosure Documents and any filings required by the SEC or other regulating bodies, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 6.03. PUBLIC ANNOUNCEMENTS. The Buyer will issue a press release promptly after the execution of this Agreement. The Buyer will consult with Seller before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby, except as may be required by applicable law or any listing agreement with any national securities exchange or automated quotation system, will not issue any such press release or make any such public statement prior to such consultation.

         SECTION 6.04. NOTICES OF CERTAIN EVENTS. Each of the parties shall promptly notify the other party of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

         (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;


                                    ARTICLE 7
                                    ---------

                                   TERMINATION

         Section 7.01. Termination. This Agreement may be terminated at any time:

         (a) by mutual written agreement of the Buyer and Seller;

         (b) by either the Buyer or Seller, if the Offer has not been consummated on or before the Termination Date; PROVIDED that the right to extend the Offer has not been so consummated by either party pursuant to Section 2.01(a);

         (c) by the Seller, if Buyer shall have failed to commence the Offer in the time required by this Agreement;

         (d) by Buyer, if (i) any of the representations or warranties of either Seller contained in this Agreement or the Commercial Arrangements, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall fail to be true and correct as of the date made (or if expressly made as of an earlier date, as of such date), other than for such failures to be true and correct that would not have, individually or in the aggregate, a Material Adverse Effect on either Seller, (ii) the representations and warranties of either Seller set forth herein shall fail to be true and correct in all material respects as of the date made, (iii) either Seller shall have breached or failed to perform in any material respect any of its obligations under the Acquisition Agreement required to be performed on or prior to such time, or (iv) either Seller shall have taken a Prohibited Action without the consent of Buyer after the date of this Agreement; PROVIDED that such breach of representation or warranty or breach or failure to perform such obligation cannot be or has not been cured within 30 days after the giving of written notice to the Seller of such breach or failure to perform;

         (e) by either the Buyer or Seller, if the party desiring to terminate this Agreement pursuant to this Section 7.01 (other than pursuant to Section 7.01(a)) shall give notice of such termination to the other party.

         (f) by either the Buyer or Seller pursuant to the Unwind Provision as set forth in Section 2.07(a) or 2.07(b).

         SECTION 7.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 7.01, this Agreement shall become void and of no effect with no liability on the part of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto, PROVIDED that such termination shall not relieve a party hereto from any liability for damages incurred or suffered by the other party as a result of the failure of such party's representations and warranties hereunder to be true or the failure of such party to perform any covenant hereunder. The provisions of Sections 7.02, 8.04, 8.06, 8.07 and 8.08 shall survive any termination hereof pursuant to Section 7.01.


                                    ARTICLE 8
                                    ---------

                                  MISCELLANEOUS
                                  -------------

         Section 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         if to the Buyer, to:

                  Maximum Dynamics, Inc.
                  2 N. Cascade Avenue, Ste 1100
                  Colorado Springs, CO  80903
                  Attention: Joshua Wolcott, Chief Financial Officer
                  Fax:  (303) 744-7296

         if to Seller, to:

                  E-SAP Project Management and Consulting (Pty), Ltd.
                  Suite 303
                  Lougardia Building
                  Embankment Road
                  Centurion, 0051
                  South Africa
                  Attention: Dr. Silvan Chetty, Chairman of the Board
                  Fax: __________________
or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

         SECTION 8.02. SURVIVAL. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Closing, except for the agreements set forth in the final sentence of Section 2.01(a) and Sections 8.04, 8.05, 8.06,
8.07 and 8.08.

         SECTION 8.03. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Closing if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 8.04. EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 8.05. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

         SECTION 8.06. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of South Africa, without regard to the conflicts of laws rules of such state.

         SECTION 8.07. JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the Province of the Western Cape or, to the extent no such federal court has jurisdiction over such action, suit or proceeding, any Colorado state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.01 shall be deemed effective service of process on such party.

         SECTION 8.08. WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this agreement or the transactions contemplated hereby.

         SECTION 8.09. COUNTERPARTS; EFFECTIVENESS; BENEFIT. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

         SECTION 8.10. ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreement, and the Commercial Arrangements constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         SECTION 8.11. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 8.12. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         SECTION 8.13. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the Province of the Western Cape or, to the extent no such federal court has jurisdiction over such proceeding, any Colorado state court, in addition to any other remedy to which they are entitled at law or in equity.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                 e-SAP Project Management and
     Maximum Dynamics, Inc.                      Consulting (Pty), Ltd.
     ----------------------                      ------------------------------

By:  /s/ Eric R. Majors                   By:    /s/ Dr. Silvan Chetty
     ----------------------------------          -------------------------------
     Name:  Eric R. Majors                       Name:  Dr. Silvan Chetty
     Title: Chairman of the Board                Title: Chairman of the Board


By:  /s/  Joshua N. Wolcott               By:    /s/ Ms. Natalia Donskaia
     ----------------------------------          ------------------------------
     Name:  Joshua N. Wolcott                    Name:  Ms. Natalia Donskaia
     Title: Secretary of the Board               Title: Secretary of the Board

                                    EXHIBIT A

                            RESOURCE SHARING SCHEDULE


As set forth herein and in this Agreement, the Buyer and Seller agree to share resources and human capital as specified below. The resource sharing in this
Schedule is subject to change and can be modified by either Buyer or Seller as long as the other Party agrees in writing to the proposed change.

CONTRIBUTIONS FROM MAXIMUM DYNAMICS
o Provision of products, services and intellectual property for servicing of each of Maximum's projects in which E-SAP is asked to participate as a provider of infrastructure.
o    Training of E-SAP staff on product knowledge and sales where appropriate
o Maximum shall pay R100,400 per month for the cost associated with projects staff supplied by E-SAP as set forth below starting in May 2004
o Maximum shall supply the lap tops needed for the project staff supplied by E-SAP as set forth below
o Maximum shall reimburse E-SAP up to R20,000 for furniture expenses and other office furnishings needed for the jointly shared office
o    Maximum shall contribute R7,600 per month for office rent starting in May
     2004
o Maximum shall coordinate the financing of the property in Johannesburg with its banking contacts
o    Development and creation of website and network link up for E-SAP
o    Press and media relations
o    Sales channel assistance for potential customers on a pre-approved basis
o    Vertical markets (human resources, contracts, claims, etc.)


CONTRIBUTIONS FROM E-SAP
o Project/Systems Engineer manager for the village banking software and hardware development project (Project Manager: Anton _____________________)
o Technical specialist for TagNet real-time tracking solution to provide technical support, manage demonstrations and sales support (Specialist:
     ____________ _________)
o Project manager for commodities project needed to liaise with project partners in China for commodities trading as well as manage the development of M.POS sales in China (for the Olympics), TagNet sales for railway network and petrochemicals sales brokering with Sinochem (Project Manager:
     _____________________)
o    Project/Systems Engineer manager for the Khulani Gas project (Project
     Manager: _________ ______________)
o Project manager and corporate liaison between Maximum and E-SAP for sales closure and project implementation for above project managers and projects, which shall primarily be M.POS, TagNet, ERP and labor law solutions projects (Project Manager: Reshma Sunnylall)
o Project and Operations Coordinator to manage the project implementation and operations for projects (Project Manager: Suri ______________)
o E-SAP shall pay 60% of the cost associated with the above individuals, which shall be R 150,600 per month
o E-SAP shall contribute 60% of the office rent, which shall include telephone and Internet connectivity, utilities and other expenses required for operations
o E-SAP shall furnish the office with furniture and needed items and shall except for lap-top computers and shall receive payment from Maximum of R20,000 for its share of these costs
o E-SAP shall coordinate the construction of the new Maximum Dynamics office park

                       REVENUE AND PROFIT SHARING SCHEDULE

As set forth herein and in this Agreement, the Partners agree to split revenue generated from cooperation as specified below. The pricing in this Exhibit is subject to change and can be modified by either Partner as long as the other Partner agrees in writing to the proposed price change.

1. PROJECT MANAGEMENT STRUCTURE. Partners agree that each Maximum project will be secured either by Maximum's Project Management Services Division or one of Maximum's subsidiaries (hereafter referred to as "Maximum"). Therefore, 100% of each contract shall flow through Maximum and payments from that revenue flow shall then be made to E-SAP as set forth in item 3 below.

2. PRICING. Partners must agree on pricing before quotations are presented to customers. All sales agents or VARs must have the approval from both Partners before a project bid is submitted to the potential customer.

3. REVENUE SHARING. Since each project will require different workloads and contributions from each Partner, each project will inevitably vary in terms of the exact percentages that are allocated to each Partner under this revenue sharing Agreement. Each project shall be jointly agreed upon beforehand in writing by both Parties in terms of pricing and revenue sharing prior to any project bid or proposal being submitted. However, in order to establish general parameters and minimum thresholds by which the Parties can operate, the Parties agree as follows (unless modified in writing for a specific project bid or proposal):

     For Revenue Received From Projects Supplied By Maximum
     ------------------------------------------------------
a.   Maximum shall book 100% of the gross revenues

b. Maximum shall pay to E-SAP the cost of project support and/or implementation plus twenty percent (20%)

     For Revenue Received From Projects Supplied By E-SAP
     ----------------------------------------------------
a.   Maximum shall book 100% of the gross revenues
b.   Maximum shall retain a minimum of fifteen percent (15%) of the gross profit

4. CUSTOMER RELATIONSHIPS. Both Parties agree that the Party supplying the customer agreement (hereafter referred to as "Supplying Partner") owns the relationship with that customer and that the other Party shall not deal with that customer directly unless agreed to beforehand by the Supplying Partner. Contact with the customer shall be established and managed by the appointed project liaison for that customer by the Supplying Partner unless otherwise specified in writing by the Supplying Partner.